Exhibit 10.14

Stock Issuance Agreement for Timothy R. Scott with Exhibit A ("Promissory Note") and Exhibit B ("Security Agreement").

                           STOCK ISSUANCE AGREEMENT


     This STOCK ISSUANCE AGREEMENT (this "Agreement") is made as of
July 18, 2002 (the "Effective Date") by and between NatureWell, Incorporated, a Delaware corporation ("Company") and Timothy R. Scott, an individual ("Buyer"), with reference to the following facts:

                                   RECITALS

          A. Company desires to issue Seven Hundred Fifty Thousand (750,000) shares of Company's restricted common stock (the "Shares") to Buyer and Buyer desires to purchase the Shares from Company upon the terms and subject to the conditions contained in this Agreement;

          B. The Shares are subject to the terms and provisions of (i) that certain Secured Promissory Note made of even date herewith between Company and Buyer (the "Note") attached hereto as Exhibit A, and (ii) that certain Security Agreement made of even date herewith between Company and Buyer (the "Security Agreement") attached hereto as Exhibit B; and

          C.  Buyer is a director of Company.

     NOW, THEREFORE, in consideration of the premises and mutual promises, agreements, representations and warranties herein contained, the parties hereby agree as follows:

                                  AGREEMENT

        1. SALE AND TRANSFER OF SHARES. Subject to the terms and conditions set forth in this Agreement, Company hereby agrees to issue the Shares to Buyer and Buyer hereby agrees to purchase the Shares from Company.

        2. CONSIDERATION PAID TO COMPANY. As consideration for the issuance of the Shares, Buyer shall pay to Company the purchase price of $0.02 per Share for the total purchase price of Fifteen Thousand Dollars ($15,000) (the "Purchase
Price"), payable pursuant to the terms of the Note and Security Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants the following:

          3.1 ORGANIZATION AND GOOD STANDING. Company is a Company duly organized, validly existing and in good standing under the laws of its state of incorporation.

          3.2 AUTHORIZED ISSUANCE. The issuance of the Shares by Company to Buyer has been fully authorized by the Board of Directors of Company.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants the following:

          4.1 Buyer has read and understands the Stock Purchase Agreement and hereby assumes and agrees to be bound by its terms and provisions.

          4.2 Buyer has the financial ability to bear the economic risk of the investment in Company, has adequate means of providing for current needs and contingencies, and has no need for liquidity in the investment in Company. In addition, Buyer has the capacity to protect his own interests by reason of his business or financial experience or the business or financial experience of his professional advisors, who are unaffiliated with and who are not compensated by Company or any affiliate of Company, whether directly or indirectly.

          4.3 Buyer is acquiring the Shares solely for Buyer's own account, for investment purposes only and not with a view to, or for resale, subdivision or fractionalization in connection with, any distribution of the Shares and not with any present intention of selling, pledging, offering to sell or otherwise disposing of or distributing the Shares. Buyer will not offer to sell or otherwise dispose of all or any portion of the Shares in violation of the Securities Act of 1933 or any state or other jurisdiction's securities or Blue Sky laws.

          4.4 Buyer understands that no federal or state agency has made any finding or determination as to the fairness of an investment in or any recommendation or endorsement of Company.

     5. INDEPENDENT INVESTIGATION. Buyer hereby acknowledges that he is familiar with all aspects of the business affairs of Company, including, without limitation, the financial conditions, operations and prospects for growth, merger or acquisition, present or prospective, of Company. Buyer hereby further acknowledges that he has made, or has had the opportunity to make personally, a full and complete investigation of all facts and circumstances surrounding the matters set forth herein and that it is his independent conclusion that all of the terms of this Agreement are completely fair and satisfactory.

     6.  MISCELLANEOUS.

          6.1 MUTUALLY DRAFTED. No party shall be entitled to any presumption or construction in such party's favor as a result of any party assuming the burden of memorializing all parties' agreement or any part thereof.

          6.2 ENTIRE AGREEMENT. This Agreement fully and completely expresses the entire agreement between the parties hereto with respect to the subject matter hereof. There are no writings, conversations, representations, warranties, or agreements, which the parties intend to be a part hereof except as expressly set forth in this Agreement or attached hereto as an exhibit or to be set forth in the instruments or other documents delivered or to be delivered hereunder. This Agreement represents the entire agreement between the parties hereto and supersedes any and all previous written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein.

          6.3 GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed pursuant to and in accordance with the laws of the State of California. Substantial obligations under this Agreement are to be performed in San Diego, California. The parties select
San Diego, California as the proper and sole venue for any action filed to enforce, construe, or interpret this Agreement.

          6.4 BINDING EFFECT. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assignees.

          6.5 MODIFICATION. This Agreement may not be amended, modified, superseded or cancelled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument duly executed by the parties against whom such amendment, modification, supersedure, cancellation or waiver is charged.

          6.6 WAIVER. The failure of any party at any time or times to require a performance of any provision herein shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained herein, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

          6.7 HEADINGS. The captions and headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          6.8 SEVERABILITY. In the event that any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

          6.9 ATTORNEYS' FEES. In the event that any party shall bring an action in connection with the performance, breach, or interpretation of this Agreement, or in any action related to the transaction contemplated hereby, the prevailing party in such action, as may be determined by the court having jurisdiction, shall be entitled to recover from the losing party in such action; all reasonable costs and expenses of such litigation, including reasonable attorneys' fees, court costs, cost of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the court having jurisdiction of such action.

          6.10 NOTICES. All notices, demands, and other communications required or permitted to be given hereunder shall be deemed to have been duly given and received if in writing and delivered personally or three (3) days after deposit in the United States Mail, first-class, postage prepaid, registered or certified, return receipt requested, addressed as follows:

          COMPANY:                     7855 Ivanhoe Avenue, Suite 322
                                       La Jolla, California  92037
                                       Attention: Corporate Secretary

          BUYER: c/o NatureWell, Incorporated 7855 Ivanhoe Avenue, Suite 322 La Jolla, California 92037

Any party may change the address to which notices are to be directed by giving written notice to either party in the manner provided herein.

          6.11 EXECUTION OF FUTURE DOCUMENTS. The parties hereby covenant and agree that, from time to time, after the date hereof, at the reasonable request of either party, and without further consideration, they will execute and deliver such other documents and take such other action as may be reasonably required to carry out in all respects the transactions contemplated and intended by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above in San Diego, California.

COMPANY:                               BUYER:

NatureWell, Incorporated,
a Delaware corporation


/S/ James Arabia                       /S/ Timothy Scott
---------------------------------      ------------------------
James R. Arabia, Chairman and CEO      Timothy R. Scott



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                                  EXHIBIT A
                           SECURED PROMISSORY NOTE

US$15,000
                                                           La Jolla, California
                                                                  July 18, 2002
                                                          ("Commencement Date")


     1. FOR VALUE RECEIVED, Timothy R. Scott, an individual ("Maker"), promises to pay to NatureWell, Incorporated, a Delaware corporation ("Holder"), at 7855 Ivanhoe Avenue, Suite 322, La Jolla, California 92037, or at such other place as Holder may from time to time designate, the principal sum of US$15,000, together with interest on the unpaid principal balance, as hereinafter provided.

     2. Interest shall commence to accrue under this Secured Promissory Note (this "Note") as of the Commencement Date at the rate of 4.60% per annum calculated on a simple interest 360-day year. The entire outstanding principal balance and all accrued but unpaid interest shall be due and payable on or before April 15, 2005 ("Maturity Date") pursuant to paragraph 3 below.

     3. In the event Maker's directorship with Holder is terminated for any reason (the "Termination Date"), except for termination of Maker's directorship following a change of control of Holder, the entire outstanding principal balance and all accrued but unpaid interest shall be due and payable upon the Termination Date.

     4. This Note is secured by that certain Security Agreement (the "Security Agreement") of even date herewith between Holder and Maker granting Holder a security interest in Maker's certain assets and such other items set forth more fully in the Security Agreement (the "Collateral"). If Maker (i) defaults under the terms of this Note or the Security Agreement, or (ii) sells, conveys, alienates, assigns, further encumbers, or transfers the Collateral or any portion thereof, or any interest therein, or enters into an agreement to do so, or becomes divested of title or any interest in any manner or method, whether voluntarily or involuntarily or by operation of law, Holder shall have the right to declare the entire principal and accrued interest of this Note immediately due and payable without notice or demand and no waiver of this right shall be effective in writing unless signed by Holder.

     5. Maker shall be entitled to offset any outstanding principal balance, plus accrued interest, or portion thereof of this Note against any monies due to him from Holder (whether such monies due to Maker are due and payable at such time of offset),

     6. Maker may not prepay this Note without the prior consent of Holder's Board of Directors, which consent may not be unreasonably withheld or delayed.

     7. Maker hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker further waives any rights to any stay of execution and the benefit of all applicable exemption laws now or hereafter in effect.

     8. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then, only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     9.  Time is of the essence in the performance hereof.

     10. This Note shall in all respects be interpreted, enforced, and governed by and under the laws of the State of California without regard to the conflicts of law provisions thereof. The sole and proper venue for any action brought with respect to this Note shall be San Diego, California. If any provision of this Note is determined to be void or unenforceable by any court of competent jurisdiction, such determination shall not affect any other provision of this Note, and all other provisions shall remain in full force and effect. If any provision is capable of two interpretations, one that would render it void or unenforceable and one, which would render the provision valid, the provision shall be interpreted in the manner that would render it valid.

     IN WITNESS WHEREOF, the parties have executed this Note as of the day and year first above written.


                                       MAKER:


                                            /S/ Timmothy Scott
                                            --------------------
                                            Timothy R. Scott



                                       HOLDER:


                                       By:  /S/ James Arabia
                                            --------------------
                                            James R. Arabia, CEO
                                       NatureWell, Incorporated



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                                  EXHIBIT B
                              SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("Agreement") is made as of July 18, 2002 between Timothy R. Scott, an individual ("Debtor"), and NatureWell, Incorporated, a Delaware corporation ("Secured Party"), who agree as follows:

     1. RECITALS. This Agreement is entered into in contemplation of the following facts and circumstances:

          a. Debtor has executed and delivered to Secured Party that certain Secured Promissory Note made of even date herewith in the original principal amount of $15,000 (the "Note").

          b. Debtor has agreed to secure its performance under the Note by giving Secured Party a security interest in the Collateral (as defined below).

     2. GRANT OF SECURITY INTEREST. As security for Debtor's performance of each and all of its obligations under the Note, Debtor hereby grants and assigns to Secured Party a security interest in all of Debtor's right, title, and interest in and to the assets more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the "Collateral").

     3. REPRESENTATIONS, WARRANTIES, AND COVENANTS. Debtor represents, warrants, and covenants to Secured Party as follows:

          a. Debtor owns the Collateral and has the requisite right, power, and authority to encumber, assign, and deliver the Collateral to Secured Party or its designated agent, as required by the terms and provisions of this Agreement, and such assignment and delivery will be free and clear of all prior claims, liens, security interests, charges, and encumbrances of any kind and nature, except those in favor of Secured Party.

          b. No consent or approval (other than any which may be incidental to any filing with a filing officer to perfect the security interests in the Collateral) of any governmental body, regulatory authority, person, trust, or entity is or will be (i) necessary to the validity of the rights created hereunder, or (ii) required prior to the assignment, transfer, and delivery of any of the Collateral to Secured Party (or any agent designated by Secured Party).

          c. No material dispute, right to setoff, counterclaim, or defense exists with respect to all or any part of the Collateral.

          d. This Agreement constitutes the legal, valid, and binding obligation of Debtor, enforceable against Debtor and the Collateral in accordance with its provisions (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency, or other similar laws affecting creditors' rights generally).

          e. Debtor keeps and shall continue to keep all of his books and records concerning the Collateral and all of his other books and records at the address listed below, unless written notice to the contrary is given by the Debtor to Secured Party. All books, records, and documents relating to the Collateral are and will be genuine and in all respects what they purport to be.

          f. All information furnished by Debtor to Secured Party concerning the Collateral, and Debtor's financial condition, is and will be complete, accurate, and correct in all material respects at the time the same is furnished. Debtor shall immediately notify Secured Party in writing of any material adverse change in Debtor's financial condition, and any material change adversely affecting the value of the Collateral.

     4. PERFECTION. Debtor shall execute such further documents and instruments, and do such further acts as Secured Party may reasonably request from time to time in order to protect and perfect its security interest in the Collateral.

     5. DISPOSITION OF COLLATERAL. Debtor shall not, without Secured Party's prior written consent, exchange, sell, transfer, further encumber or dispose of the Collateral or any rights therein, whether by cancellation, reissuance, or otherwise; cause or permit any compromise, adjustment, amendment, modification, settlement, substitution, dissolution, or termination of or in connection with the Collateral; or allow anything to be done that might impair, or fail to do anything necessary or advisable to preserve, the value of the Collateral and Secured Party's interest in the same.

     6. FILING OF GOVERNMENT REPORTS. Debtor shall prepare and file all schedules, reports, returns, and/or other data required by local, state, or federal authorities with respect to taxes or other charges against the Collateral, and pay, when due, all taxes and claims arising in connection with the Collateral.

     7. RECORDS AND REPORTS. Debtor shall allow Secured Party and its officers, agents, attorneys, and accountants, to examine and copy any and all of the Debtor's books, records, or other documents relating to the Collateral at any time after reasonable notice during Debtor's business hours.

     8. DEFAULT. The following shall constitute a default by Debtor hereunder:

          a.  The occurrence of any default under the Note;

          b. Any warranty, representation, or other statement made or furnished by Debtor hereunder is found to be untrue or false; or

          c. The failure of Debtor to punctually perform and otherwise fulfill or comply with any of its covenants, duties, obligations, and responsibilities under this Agreement, the Note, or under any other agreement, obligation, or undertaking between Debtor and Secured Party.

     9. RIGHTS AND REMEDIES. Upon default by Debtor, Secured Party shall immediately notify Debtor in writing, which writing shall specify in detail the nature of such default, and shall state that Debtor has failed to cure such default within ten (10) days after written notice. On the occurrence of any default hereunder, Secured Party shall be entitled to all rights and remedies provided for under law. Such rights of Secured Party shall be cumulative, and the exercise of any right by Secured Party shall not affect or impair other rights which Secured Party may have under this Agreement or at law. In accordance with the foregoing, and without limitation, Secured Party shall be entitled to:

          a.  Take or keep possession of the Collateral and protect the same;

          b. If Secured Party is not then in possession of the Collateral, to require Debtor or any other person in possession of the Collateral to assemble it and make it available to Secured Party at a reasonably convenient place, to be designated by Secured Party;

          c. Retain the Collateral in full satisfaction of Debtor's obligations or dispose of the Collateral by public or private sale and apply the proceeds in total or partial satisfaction of Debtor's obligations to Secured Party and for Secured Party's costs (including, without limitation, actual attorneys' fees and costs) incurred in proceeding under this paragraph.

          d. Declare any or all amounts owing to Secured Party under the Note, this Agreement, or otherwise to be immediately due and payable;

          e. Reduce any claim against Debtor to judgment and enforce any such judgment against Debtor;

          f. Take such steps as it may deem appropriate to foreclose upon or otherwise enforce the security interest(s) and lien of this Agreement to secure payment and performance of the Debtor's obligations under the Note and this Agreement; and

          g. Exercise any and all other rights and remedies available at law or equity or otherwise to Secured Party under this Agreement.

     10. FULL PAYMENT. Upon payment in full by Debtor to Secured Party of all amounts due and payable under the Note and this Agreement Secured Party shall have no further right or interest in or to the Collateral.

     11.  MISCELLANEOUS.

          a. ENTIRE AGREEMENT. This Agreement fully and completely expresses the entire agreement between the parties hereto with respect to the subject matter hereof. There are no writings, conversations, representations, warranties, or agreements, which the parties intend to be a part hereof except as expressly set forth in this Agreement or to be set forth in the instruments or other documents delivered or to be delivered hereunder. This Agreement represents the entire agreement between the parties hereto and supersedes any and all previous written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein.

          b. REMEDIES. Each of the parties to this Agreement shall be entitled to specifically enforce its rights under this Agreement, recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the assets and other matters that are the subject of this Agreement are unique and that money damages will not be an adequate remedy for any breach of certain of the provisions of this Agreement relating to the assets and other matters and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          c. AMENDMENTS AND WAIVERS. No change in, amendment to, waiver, or termination of this Agreement, or any part hereof, shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

          d. NO THIRD PARTY BENEFIT. The parties acknowledge and agree that the provisions of this Agreement are for the sole benefit of the parties hereto, and are not for the benefit, directly or indirectly, of any other person or entity.

          e. GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed pursuant to and in accordance with the laws of the State of California. Substantial obligations under this Agreement are to be performed in San Diego, California. The parties select San Diego, California as the proper and sole venue for any action filed to enforce, construe, or interpret this Agreement.

     f. HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience only; such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

     g. SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

     h. TIME OF THE ESSENCE. Time is hereby expressly made of the essence with respect to the performance and/or satisfaction of each of the provisions and conditions of this Agreement.

     i. GENDER AND NUMBER. Wherever the context so requires, all words used in the singular shall be construed to include the plural, and vice versa, and words of any gender shall include any other gender.

     j. NOTICES. No notice, request, demand, instruction, or other documents to be given hereunder to any party shall be effective for any purpose unless personally delivered to the person at the appropriate address set forth below (in which event, such notice shall be deemed effective only upon such delivery) or when delivered by mail, sent by registered or certified mail, return receipt requested, as follows:

          If to Debtor:                c/o NatureWell, Incorporated
                                       7855 Ivanhoe Avenue, Suite 322
                                       La Jolla, California  92037

          If to Secured Party:         7855 Ivanhoe Avenue, Suite 322
                                       La Jolla, California 92037
                                       Attn: James R. Arabia, Chairman and CEO

Notice given by mail shall be deemed to have been given 48 hours after the deposit in any United States post office box in the state to which the notice is addressed, or 96 hours after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given unless and until, under the preceding sentence, notice shall be deemed given to all addressees to whom notice must be sent. The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

          k. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided, this Agreement, and each of its provisions, covenants, and conditions, shall apply to, bind, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, transferees, successors-in-interest, and assigns.

          l. FURTHER ASSURANCES. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

          m. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.


                                       DEBTOR:


                                            /S/ Timothy Scott
                                            ---------------------------------
                                            Timothy R. Scott



                                       SECURED PARTY:

                                       NatureWell, Incorporated,
                                       a Delaware corporation


                                       By:  /S/ James Arabia
                                            ---------------------------------
                                            James R. Arabia, Chairman and CEO



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                                  SCHEDULE 1

                                  COLLATERAL


(1) All receivables or monies owed to Debtor by Secured party, including but not limited to notes, accrued salary, consulting fees, bonuses and unreimbursed business expenses.

(2) To the extent that assets listed in (1) above are, or become, inadequate to fully secure Debtor's obligation to Secured Party pursuant to the Note, then all notes, bonds, stock and personal property that Debtor owns or has an interest in shall also become security for the Note.



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